Services Agreement

1  Parties Involved and the Purpose of Cooperation

This Services Agreement (the "Agreement") is by and between A.T. Merrill Business Consulting ("ATMBC") and American Market Support Network, Inc. ("AMSN").

The object of the Agreement is for ATMBC perform the services on behalf of AMSN, as described below and only as approved by AMSN.

2  Services to be Provided

The services ATMBC shall provide for AMSN shall include, but may not be limited to: supplying a qualified individual to act as an interim President for AMSN, management of sales and marketing departments, sales lead generation and closing of sales, overseeing human resources, and general office administration. These duties shall be laid out in more detail by the management of AMSN during the period ATMBC is contracted by AMSN.

3  Liability

ATMBC shall conduct activities strictly under the conditions that its personnel are acting in the capacity as contracted service providers to AMSN. Any activities ATMBC personnel perform in this capacity, that have not been specifically ordered by AMSN, shall be considered independent acts on ATMBC's part and AMSN assumes no liability or responsibility related to said activities, or any consequences related to said activities, or their use or misuse.

4  Anti-Recruiting

Neither AMSN nor ATMBC shall recruit any of the other party's employees or other affiliated personnel during or for six (6) months after the termination of this Agreement.

5  Handling the Agreement Contract to a Third Party

This Agreement cannot be released to a third party (except AMSN's designee) without written approval of the non-releasing party. This Agreement will be written in two identical copies, one for both parties involved.

6  The Validity of the Agreement

This Agreement shall be effective August 1, 2001 and continue in full force and effect until canceled by ATMBC or AMSN through means outlined in this Agreement. This Agreement can be canceled by either party by giving the other party twenty-four hours written notice.

7  Financial Information

For the above services, ATMBC will be compensated according to the following commission schedule.

ATMBC shall receive a commission of seven percent (7%) of all net revenues generated by and on behalf of AMSN*, except those from outsourced newsletter campaigns, where ATMBC shall receive a commission of seven percent (7%) of the net revenues after all applicable fees have been paid to the outside service provider. ATMBC shall also receive a commission of twenty-five percent (25%0 of all gross revenues from the first (1st) month of any non-outsourced AMSN service generated directly by it and its employees, except those from outsourced newsletter campaigns, where ATMBC shall receive a commission of twenty-five percent (25%) of the net revenues after all applicable fees have been paid to the outside service provider.

And, as long as the accounts generated directly by ATMBC and its employees remain active, ATMBC shall receive a commission of fifteen percent (15%) of all gross revenues from each remaining month of any non-outsourced AMSN service generated directly by it and its employees, except those from outsourced newsletter campaigns, where ATMBC shall receive a commission of fifteen percent (15%) of the net revenues after all applicable fees have been paid to the outside service provider.

In this Agreement, net revenues shall be defined as gross revenues/sales minus any hard costs that AMSN must pay out to other subcontractors or service providers in order to supply the services sold on behalf of AMSN to its clients.

*ATMBC shall not be entitled to receive commission of any type on revenues generated on AMSN's behalf by Meridian Advisors or its employees.

ATMBC shall be responsible for keeping accurate records of the services it performs for AMSN as well as the revenues it and its employees are directly responsible for generating. ATMBC shall present invoices based on those records to AMSN for payment. AMSN shall pay those invoices in a timely fashion.

ATMBC shall be eligible to receive up to three thousand dollars ($3,000) during the remainder of 2001 as a draw against future commissions from AMSN. If any or all of this draw amount is given to ATMBC, the total amount that has been drawn must be repaid to AMSN before any commissions may be received by ATMBC. The appropriate amount will be subtracted from ATMBC's commissions until the entire draw has been repaid.

8  Miscellaneous

8.1  Notices.

All reports, communications, requests, demands or notices required by or permitted under this Agreement shall be in writing and shall be deemed to be duly given on the date same is sent and acknowledged via hand delivery, facsimile or reputable overnight delivery service (with a copy simultaneously sent by registered mail), or, if mailed, five (5) days after mailing by certified or registered mail, return receipt requested, to the party concerned at the following address:

                        A.T. Merrill Business Consulting
                        P.O. Box 1422
                        Lake Jackson, TX 77566

                        American Market Support Network
                        5599 San Felipe, Suite 975
                        Houston, TX 77056

Any party may change the address to which such notices and communications shall be sent by written notice to the other parties, provided that any notice of change of address shall be effective only upon receipt.

8.2  Integration.

This Agreement sets forth the entire Agreement and understanding between the parties, or to the subject matter hereof and supersedes and merges all prior discussion, arrangements and agreements between them.

8.3  Amendments.

This Agreement may not be amended or modified except by written instrument signed by each of the parties hereto.

8.4  Interpretation.

This Agreement shall be construed by and interpreted in accordance with the laws of the State of Texas, without regard to principles of conflict of law. The headings given to the paragraphs of this Agreement are for the convenience of the parties only and are not to be used in any interpretation of this Agreement.

8.5  Jurisdiction.

The parties hereby (i) agree that the State and Federal courts sitting in the State of Texas, County of Harris shall have exclusive jurisdiction in any action arising out of or connected in any way with this Agreement; (ii) each consent to personal jurisdiction of and venue in such courts in any such matter; and
(iii) further agree that the service of process or of any other papers with respect to such proceedings upon them by mail in accordance with the provisions set out in Article 9.1 hereof shall be deemed to have been duly given to and received by them five (5) days after the date of certified mailing and shall constitute good, proper and effective service.

8.6  Severability.

In the event that any one or more provisions of this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

8.7  Waiver.

No failure or delay on the part of either party in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof of the exercise of any other power or right. No waiver by wither party of any provision of this Agreement, or of any breach or default, shall be effective unless in writing and signed by the party against whom such waiver is to be enforced. All rights and remedies provided for herein shall be cumulative an in addition to any other rights or remedies such parties may have at law or in equity.

9  Counterparts.

This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed an original.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement this 1st day of August 2002.


For  A.T.  Merrill  Business  Consulting     /s/  Alvie  T. Merrill
                                            -------------------------
                                                Alvie T. Merrill


For American Market Support Network, Inc.    /s/ Pertti Luhanto
                                            -------------------------
                                                Pertti Luhanto
                                                Chairman